Exhibit 10.4

SEQUA CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN III

SECOND AMENDMENT

                        THIS SECOND AMENDMENT is made by Sequa Corporation (the “Company”) to the Sequa Corporation Supplemental Executive Retirement Plan III, as Amended and Restated Effective January 1, 2000 (the “Plan”).

W I T N E S S E T H:

WHEREAS, the Company maintains the Plan; and

WHEREAS, the Company desires to amend the Plan to recognize certain imputed service of John Quicke and to enable Mr. Quicke to make an election to receive an early retirement benefit, subject to and in accordance with the American Jobs Creation Act; and

WHEREAS, the Company may amend the Plan pursuant to Section 7.1 thereof;

NOW, THEREFORE, effective as of January 1, 2005, the Company hereby amends the Plan as set forth below.  It is intended that this amendment be a “material modification” of the Plan, only with respect to Mr. Quicke, and that as a result, his entire Accrued Benefit be subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and that the Plan be further amended on or before December 31, 2005 to comply with Section 409A.  It is further intended that the Plan, as amended, continue to qualify as an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.  Nothing in this Second Amendment shall require the Company to set aside, earmark or escrow any funds or other assets to satisfy its obligations under the Plan now or in the future in favor of Mr. Quicke or any other Plan Participant.

            1.         Section 1.2 of the Plan shall be amended by adding the following text at the end thereof:

In addition, effective as of January 1, 2005, a “material modification” of the Plan shall be deemed to have occurred only with respect to Mr. Quicke, and that as a result, his entire Accrued Benefit under the Plan shall be subject to Section 409A of the Code, and that the Plan shall be further amended on or before December 31, 2005 to comply with Section 409A.

            2.         Section 2.1 of the Plan shall be amended by adding new Section (d) to provide the following:

(d)        Notwithstanding anything herein to the contrary, John Quicke shall be credited with an additional two (2) “Years of Benefit Service” for purposes of calculating his Accrued Benefit under Section 2.1(a)(1) hereof.  In addition, in making such calculation, Mr. Quicke’s “Compensation” and “Average Compensation” shall be recognized through his last day of employment, February 28, 2005.  For purposes of this paragraph, the terms Years of Benefit Service, Compensation and Average Compensation shall have the meanings set forth under the Sequa Retirement Plan as in effect on February 28, 2005, provided, however, that Mr. Quicke’s 2004 bonus in the amount of $628,290 if paid after the last day of employment shall be deemed to have been paid as of his last day of employment, and thereby included in his Compensation and Average Compensation.  Except as set forth above, no other remuneration paid or payable to Mr. Quicke after the last day of employment shall be included in his Compensation or Average Compensation under this Plan.

            3.         Section 2.12 of the Plan shall be amended by adding the following text at the end thereof:

Early Retirement Date shall also mean, for a Participant who participated in the Chromalloy Plan as of December 31, 1988, whose age and Years of Vesting Service when added together equals or exceeds 90 and who elected to commence payment of an Accrued Benefit prior to the Participant’s Normal Retirement Age, the first day of the month coinciding with or next following the Severance From Service Date (other than by reason of death) of the Participant who has attained Early Retirement Age (prior to Normal Retirement Age) and elected to commence payment of an Accrued Benefit.

            4.         Section 4.1(b) of the Plan shall be amended by adding the following text at the end thereof:

Notwithstanding anything herein to the contrary, John Quicke shall be credited with an additional two (2) “Years of Vesting Service” for the purpose of satisfying the eligibility requirements for an unreduced early retirement benefit under the “Rule of 90,” as set forth under Section 3.02(b) of the Sequa Retirement Plan.  Any increase in benefit accrual arising out of this benefit enhancement shall be an obligation of the Plan and not the Sequa Retirement Plan.

            5.         Section 4.3(b) of the Plan shall be amended by adding the following at the end thereof:

Notwithstanding the foregoing, if Mr. Quicke wishes to waive the normal form of payment of his Accrued Benefit in accordance with this Section 4.3(b), he shall prior to December 31, 2005, complete and submit an election in a form satisfactory to the Administrative Committee electing an alternative form of benefit.  Such election shall be compliant with Section 409A of the Code and IRS Notice 2005-1, Q&A 19(c).

            6.         Section 4.5(b) of the Plan shall be amended by adding the following at the end thereof:

Notwithstanding the foregoing, if Mr. Quicke wishes to commence payment of his Accrued Benefit as of an Early Retirement Date or Late Retirement Date, he shall prior to December 31, 2005, complete and submit an election in a form satisfactory to the Administrative Committee electing such Early Retirement Date or Late Retirement Date.  Such election shall be compliant with Section 409A of the Code and IRS Notice 2005-1, Q&A 19(c).

IN WITNESS WHEREOF, this Second Amendment to the Sequa Corporation Supplemental Executive Retirement Plan III is hereby executed on this 31st day of March, 2005.

                                                            SEQUA CORPORATION

                                                            By: /s/ Martin Weinstein

                                                                  Martin Weinstein

                                                                  Chief Executive Officer